Exhibit 21.1

Subsidiaries of the Registrant

Entity Name	Jurisdiction of Organization
Payoneer Inc.	Delaware
Payoneer Research and Development Ltd.	Israel
Payoneer (UK) Limited	United Kingdom
Payoneer (EU) Limited	Gibraltar
Payoneer Hong Kong Limited	Hong Kong
Payoneer Japan Limited	Japan
Payoneer Early Payments Inc.	Delaware
Payoneer Canada Limited	British Columbia, Canada
Payoneer Australia Pty Ltd	New South Wales, Australia
Payoneer (Guangzhou) Commerce Services Co., Ltd.	China
Payoneer Payment Services (UK) Limited	United Kingdom
Payoneer Europe Limited	Ireland
Payoneer Germany GmbH	Germany
Payoneer Singapore Private Limited	Singapore
Payoneer India Private Limited	India
Payoneer India Commerce LLP	India
GCA SPV I LLC	Delaware
Payoneer (Vietnam) Company Limited	Vietnam
Payoneer Services Holdings Inc.	Delaware
Payoneer Global Services Spain, S.L.	Spain
Payoneer Holdings APAC Inc.	Delaware
Payoneer Holdings East Asia Inc.	Delaware
Payoneer Holdings EEA Inc.	Delaware
Payoneer Holdings UK Inc.	Delaware
Payoneer Holdings SAMEA Inc.	Delaware
Payoneer Corporate Holdings Inc.	Delaware
Beijing Payeco Development Holding Corporation	China
Payoneer Services Hong Kong Limited	Hong Kong

Skuad Pte Ltd	Singapore
All Remote Solutions Pte. Ltd.	Singapore
All Remote Solutions Pvt. Ltd.	India
Skuad Lab India Pvt Ltd	India
Skuad Australia Pty Ltd	Australia
Skuad New Zealand Pty Ltd	New Zealand
Skuad (Thailand) Co. Ltd	Thailand
Skuad Remote Solutions SDN BHD	Malaysia
PT Skuad Solutions Indonesia	Indonesia
All Remote Solutions (SMC-PVT) Ltd	Pakistan
Skuad Philippines Inc	Philippines
Skuad Vietnam Company Ltd	Vietnam
Skuad Hong Kong Ltd	Hong Kong
Skuad Korea Co. Ltd	South Korea
Skuad Ltd	Bangladesh
Skuad (Cambodia) Co. Ltd	Cambodia
Skuad Internet Technology (Shanghai) Co., Ltd	China
Skuad Nigeria Pty Ltd	Nigeria
Skuad Pte Ltd	Israel
Skuad South Africa (PTY) Ltd	South Africa
Rype Remote Solutions Ltd	Kenya
Skuad Cameroon Limited	Cameroon
Skuad Tanzania Limited	Tanzania
Skuad Human Resources Consultancy L.L.C	United Arab Emirates (UAE)
Skuad Solutions	Egypt
Skuad LLC	Morocco
Skuad, Inc.	US
Skuad Canada INC	Canada
Skuad Company S.A.S	Colombia
Skuad Solutions Mexico SA DE CV	Mexico
Skuad Brasil Gestao De Recursos Humanos LTDA Sociedade Unipessoal	Brazil
Skuad Panama S.A.	Panama

Skuad Costa Rica SRL	Costa Rica
Skuad Chile SpA	Chile
Skuad Dominican Republic SRL	Dominican Republic
Larner Sociedad Anonima	Paraguay
Skuad Uruguay S.A.S	Uruguay
Skuad Honduras S. DE R.L.	Honduras
Skuad Bolivia S.R.L.	Bolivia
Skuad Peru Sociedad Anónima Cerrada	Peru
Skuad UK Ltd	UK
Skuad Estonia OU	Estonia
Skuad Spain SL	Spain
Skuad Remote Solutions S.R.L	Romania
Skuad Doo Beograd	Serbia
Skuad Netherlands B.V.	Netherlands
Skuad France SAS	France
Skuad Ukraine LLC	Ukraine
SKUAD POLAND sp. z o.o.	Poland
Skuad Portugal, Unipessoal LDA.	Portugal
Skuad Italia S.r.l	Italy
Skuad Ireland Limited	Ireland
Skuad Hungary LLC	Hungary
Skuad Denmark ApS	Denmark
All Remote Solutions Finland Oy	Finland
Skuad Norway AS	Norway
Skuad Slovakia s.r.o.	Slovakia
Skuad (Cyprus) Ltd	Cyprus
Skuad Bulgaria EOOD	Bulgaria
Skuad Solutions Sarl	Switzerland
Skuad Hellas Single Member P.C. Shorter Company name: Skuad Hellas	Greece
Skuad Remote Solutions LLC	Armenia
Skuad Remote Solutions Georgia LLC	Georgia
Skuad Germany GmBH	Germany

Skuad Belgium BV	Belgium
Skuad Remote Solutions LLC Sarajevo, "Remote Solutions Group"	Bosnia and Herzegovina
Skuad Czech Republic s.r.o.' Skuad Zagreb d.o.o.	Czech Republic Croatia
Skuad Turkey Human Resources Management Consultancy LLC	Turkey
Skuad S.A.S.	Argentina
Payoneer Payments (Guangdong) Co., Ltd (formerly, Payeco Finance Information Holding Corporation)	China
Boundless Technologies Limited*	Ireland
Boundless Cyprus Limited*	Cyprus
Boundless Payroll Belgium SRL*	Belgium
Boundless Payroll South Africa (Pty) Ltd*	South Africa
Boundless Payroll RO S.R.L.*	Romania
Boundless Payroll Finland Oy*	Finland
Boundless Payroll SL d.o.o.*	Slovenia
Boundless Payroll Mexico SC*	Mexico
Boundless Payroll Hungary Kft*	Hungary
Boundless Payroll Norway AS*	Norway
Boundless Payroll Bulgaria EOOD*	Bulgaria
Boundless Payroll Chile SpA*	Chile
Boundless Payroll Spain, S.L.*	Spain
Boundless Payroll Sweden AB*	Sweden
Boundless Payroll CR d.o.o.*	Croatia
Boundless Payroll Canada Limited*	Canada
Boundless Payroll Poland Spółka z Ograniczoną Odpowiedzialnością*	Poland
Boundless Payroll Czech Republic s.r.o.*	Czech Republic
Boundless Payroll France S.à r.l.*	France
Boundless Payroll Netherlands B.V.*	Netherlands
Boundless Payroll Portugal, Unipessoal Lda.*	Portugal
Boundless Payroll Estonia OÜ*	Estonia
Boundless Payroll USA, LLC*	United States
Boundless Payroll Singapore PTE. LTD*	Singapore

Boundless Payroll Lithuania UAB*	Lithuania
Boundless Payroll New Zealand Limited*	New Zealand
Boundless Payroll Germany GmbH*	Germany
Boundless Payroll Australia Pty. Ltd.*	Australia
Boundless Payroll Denmark ApS*	Denmark
Boundless Payroll UK Limited*	United Kingdom
Boundless Payroll Ireland Limited*	Ireland

* Acquired after the reporting period of this Annual Report, on January 19, 2026.